n e w s   r e l e a s e
QLT SIGNS RESEARCH COLLABORATION AND OPTION AGREEMENT WITH
WILMER EYE INSTITUTE AT JOHNS HOPKINS UNIVERSITY FOR RESEARCH
AND DEVELOPMENT OF POTENTIAL TREATMENTS FOR DRY AMD

For Immediate Release	December 19, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) announced today that it has entered into a two-year research collaboration and option agreement with the Wilmer Eye Institute at Johns Hopkins University to research and develop potential treatments for dry age-related macular degeneration (AMD).
“It is an honor to have the opportunity to collaborate with the Wilmer Eye Institute, which is one of the world’s most prestigious academic ophthalmic institutions,” said Bob Butchofsky, President and Chief Executive Officer of QLT. “This agreement further demonstrates QLT’s focus and commitment to achieving our goal of developing new treatments for ocular diseases.”
The agreement provides QLT with the first option to negotiate an exclusive license to patented products resulting from the research that could ultimately prevent the production and accumulation of toxic lipids in the eye that are believed to be key early events in dry AMD. There is currently no treatment for dry AMD.
Under the terms of the agreement, Johns Hopkins University will receive US$1.45 million in research funding over two years. If QLT exercises its option for an exclusive license of any patented products resulting from this research, QLT will pay Johns Hopkins certain financial milestones and royalties.
About the Collaboration
The agreement establishes a research collaboration between QLT and James T. Handa, M.D., Associate Chief of the Retina Division and Vice-Chair for Quality Assurance at The Wilmer Eye Institute and Peter L. Gehlbach, M.D., Ph.D., Assistant Professor of Ophthalmology at The Wilmer Eye Institute Vitreoretinal Diseases and Surgery, and provides QLT with a first option to negotiate licensing rights to Drs. Handa and Gehlbach’s intellectual property in this area.

About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for eye diseases as well as dermatological and urological conditions. Together with our subsidiaries, we have combined our expertise in the discovery, development and commercialization of innovative drug therapies with our two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.
About Johns Hopkins University
For more information about Johns Hopkins University, please visit www.jhu.edu.
About The Wilmer Eye Institute
For more information about the Wilmer Eye Institute, please visit www.hopkinsmedicine.org/wilmer/.

QLT Inc.:
Vancouver, Canada
Therese Hayes / Bal Bains
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-Synthelabo Inc.
QLT Inc. is listed on The NASDAQ Stock Market under the trading symbol “QLTI” and on the Toronto Stock Exchange under the trading symbol “QLT.”
Certain statements in this press release constitute “forward-looking” statements and information of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, and applicable Canadian Securities legislation, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. These statements and information are only predictions and actual events or results may differ materially. Such statements and information include statements with respect to our expectations as to the outcome of the research and development program with Johns Hopkins and any products resulting from that program and our expectations to access, develop and commercialize future new technologies in the eye. Factors that could cause such actual events or results expressed or implied by such forward-looking statements and information to differ materially from any future results expressed or implied by such statements and information include, but are not limited to: the outcome of any scientific research is unpredictable and we may be unsuccessful in our efforts to develop products and may delayed in commencing clinical trials, and other factors as described in detail in QLT Inc.’s Annual Information Form on Form 10-K and recent and forthcoming quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian Securities Regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.